Exhibit 99.1

CommScope Reports First Quarter 2022 Results

•
First quarter net sales increased 8% year-over-year for consolidated company
•
Core CommScope first quarter net sales increased 10% year-over-year*
•
Momentum builds in Connectivity and Cable Solutions and Outdoor Wireless Networks as net sales increased 24% and 20% year-over-year, respectively

First Quarter Highlights

•
Net sales of $2.229 billion
•
Core net sales of $1.733 billion*
•
GAAP net loss of $139.9 million
•
Non-GAAP adjusted EBITDA of $253.3 million
•
Core adjusted EBITDA of $230.0 million*
•
Cash flow used in operations of $(14.6) million and non-GAAP adjusted free cash flow of $(24.1) million

* References to certain supplementary “Core” financial measures reflect the results of the Connectivity and Cable Solutions, Outdoor Wireless Networks, Networking, Intelligent Cellular and Security Solutions and Access Network Solutions segments, in the aggregate. Core financial measures exclude the results and performance of the Home Networks segment. See the first quarter segment comparison tables below showing the aggregation of the Core financial measures.

HICKORY, NC, May 5, 2022 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended March 31, 2022.

Summary of Consolidated Results
	Q1	Q1	% Change
	2022	2021	YOY
	(in millions, except per share amounts)
Net sales	$2,228.6	$2,072.0	7.6%
Core net sales (1)	1,732.9	1,571.0	10.3
GAAP net loss	(139.9)	(97.6)	43.3
GAAP net loss per share	(0.75)	(0.55)	35.5
Non-GAAP adjusted EBITDA (2)	253.3	289.7	(12.6)
Core adjusted EBITDA (1)	230.0	270.3	(14.9)
Non-GAAP adjusted net income per diluted share (2)	0.26	0.36	(27.8)

(1) “Core” financial measures reflect the results of the Connectivity and Cable Solutions, Outdoor Wireless Networks, Networking, Intelligent Cellular and Security Solutions and Access Network Solutions segments, in the aggregate. Core financial measures exclude the results of the Home Networks segment. See the first quarter segment comparison tables below showing the aggregation of the Core financial measures.

(2) See description of Non-GAAP Financial Measures and Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures below

“I am pleased to share that we delivered Core net sales of $1.73 billion and Core adjusted EBITDA of $230 million for the first quarter of 2022. We are encouraged by the strong top-line performance delivered by Core CommScope, growing net sales 10% from the prior year. While margins remained under pressure during the quarter, our CommScope team remains focused on the pricing initiatives that are underway to recover inflation, and we expect to see margin improvement for the Core portfolio in the second half of the year. Our growth is a testament to the solid demand we continue to see in many of our end markets and our dedication to advancing CommScope NEXT to strengthen our business,” said Chuck Treadway, President and Chief Executive Officer.

Treadway added, “Through the transformational initiatives of CommScope NEXT, we are committed to unlocking additional capacity for connectivity and cabling to fuel organic growth. In addition, we are driving growth through our investments in innovative products such as our NOVUX™ product line of fiber connectivity, our next- generation XGS-PON suite, MOSAIC™, ONECELL®, and DOCSIS® 4.0. As we continue to execute our strategy, we are enabling greater efficiency through our general management structure and new segment alignment to drive value for shareholders.”

“We are encouraged by the progress we have made on CommScope NEXT and are re-affirming our commitment to full year 2022 Core adjusted EBITDA between $1.15 - $1.25 billion,” said Kyle Lorentzen, Chief Financial Officer. “We are excited to see our recent actions and pending initiatives deliver improved performance through the remainder of the year. CommScope is well positioned to deliver on our top-line momentum and deliver sustained success over the near and long term.”

CommScope NEXT

In 2021, CommScope announced a transformation initiative called CommScope NEXT designed to drive shareholder value through three pillars: profitable growth, operational efficiency and portfolio optimization. As a step toward optimizing its portfolio through CommScope NEXT, as of January 1, 2022, the Company reorganized its internal management and reporting structure to align its portfolio of products and solutions more closely with the markets it serves and bring better performance clarity with its competitive peer set. As a result, the Company is reporting financial performance for the 2022 year based on the following operating segments: (i) Connectivity and Cable Solutions, (ii) Outdoor Wireless Networks, (iii) Networking, Intelligent Cellular and Security Solutions, (iv) Access Network Solutions and (v) Home Networks. All prior period amounts have been recast to reflect these operating segment changes.

Also as a step in the CommScope NEXT transformation plan, in 2021, the Company announced a plan to separate the Home Networks business via a spin-off transaction. Due to the impact of the uncertain supply chain environment on the Home Networks business, the Company delayed its separation plan, but it continues to analyze the financial results of its "Core" business separately from Home Networks. As such, in this comparison discussion, reference is made to certain supplementary Core financial measures, which reflect the results of the Connectivity and Cable Solutions, Outdoor Wireless Networks, Networking, Intelligent Cellular and Security Solutions and Access Network Solutions segments, in the aggregate. Core financial measures exclude the results of the Home Networks segment. These metrics represent the business segments as reported by CommScope. However, the ultimate definition of the Home Networks business that CommScope expects to separate may vary, and future results may differ materially.

COVID-19 Update

The negative impacts of COVID-19 on CommScope's financial performance have receded as the Company is seeing a recovery in demand for its products over the past year, but this has created negative indirect consequences such as inflation, shortages in materials and components and increased logistic costs. Prices for certain commodities that it uses have experienced significant volatility as a result of changes in the levels of global demand, supply disruptions and other factors. As a result, the Company has seen a significant increase in costs that has negatively impacted its results of operations. CommScope is also experiencing limited supply of memory devices, capacitors and silicon chips, which has increased its costs and has impacted its ability to deliver on a timely basis due to extended lead times. The Company is trying to mitigate the increasing component and logistics costs by implementing higher prices on its products and services. CommScope is also mitigating certain shortages by purchasing components in advance and maintaining higher levels of inventory or finding alternate vendors for some components. The Company believes the global supply chain challenges and their adverse impact on its business and financial results will persist, at least through the remainder of 2022, and may extend into periods thereafter.

First Quarter Results and Comparison

Net sales in the first quarter of 2022 increased 7.6% year-over-year to $2.23 billion. Core net sales increased 10.3% year-over-year primarily due to higher net sales in the Connectivity and Cable Solutions and Outdoor Wireless Networks segments.

Net loss of $(139.9) million, or $(0.75) per share, in the first quarter of 2022, increased 43.3% compared to the prior year period's net loss of $(97.6) million, or $(0.55) per share. Non-GAAP adjusted net income for the first quarter of 2022 was $64.4 million, or $0.26 per share, versus $88.3 million, or $0.36 per share, in the first quarter of 2021.

Non-GAAP adjusted EBITDA decreased 12.6% to $253.3 million in the first quarter of 2022 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales decreased to 11.4% in the first quarter of 2022 compared to 14.0% in the same prior year period. Core segment adjusted EBITDA decreased 14.9% to $230.0 million in the first quarter of 2022 compared to the same prior year period. Core segment adjusted EBITDA as a percentage of net sales decreased to 13.3% in the first quarter of 2022 compared to 17.2% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below.

First Quarter Comparisons

Sales by Region

			% Change
	Q1 2022	Q1 2021	YOY
United States	$1,347.1	$1,191.9	13.0%
Europe, Middle East and Africa	406.4	385.7	5.4
Asia Pacific	203.4	225.4	(9.8)
Caribbean and Latin America	162.3	192.1	(15.5)
Canada	109.4	76.9	42.3
Total net sales	$2,228.6	$2,072.0	7.6%

Segment Net Sales

			% Change
	Q1 2022	Q1 2021	YOY
Connectivity and Cable Solutions	$838.0	$676.9	23.8%
Outdoor Wireless Networks	390.1	324.2	20.3
Networking, Intelligent Cellular and Security Solutions	188.0	191.2	(1.7)
Access Network Solutions	316.8	378.7	(16.3)
Core net sales	1,732.9	1,571.0	10.3
Home Networks	495.7	501.0	(1.1)
Total net sales	$2,228.6	$2,072.0	7.6%

Segment Operating Income (Loss)

			% Change
	Q1 2022	Q1 2021	YOY
Connectivity and Cable Solutions	$37.3	$26.1	42.9%
Outdoor Wireless Networks	52.9	50.8	4.1
Networking, Intelligent Cellular and Security Solutions	(43.0)	(60.4)	(28.8)
Access Network Solutions	(6.6)	23.9	(127.6)
Core operating income	40.6	40.4	0.5
Home Networks	(13.8)	(31.5)	(56.2)
Total operating income	$26.8	$8.9	201.1%

Segment Adjusted EBITDA (See Description of Non-GAAP Financial Measures)

			% Change
	Q1 2022	Q1 2021	YOY
Connectivity and Cable Solutions	$98.6	$106.0	(7.0)%
Outdoor Wireless Networks	71.0	73.7	(3.7)
Networking, Intelligent Cellular and Security Solutions	(13.8)	(17.4)	(20.7)
Access Network Solutions	74.2	108.0	(31.3)
Core adjusted EBITDA	230.0	270.3	(14.9)
Home Networks	23.3	19.4	20.1
Total segment adjusted EBITDA	$253.3	$289.7	(12.6)%

Connectivity and Cable Solutions

•
Net sales of $838.0 million, increased 23.8% from the prior year period driven by growth in outdoor and indoor connectivity and cabling businesses.

Outdoor Wireless Networks

•
Net sales of $390.1 million, increased 20.3% from the prior year period driven by growth across all businesses.

Networking, Intelligent Cellular and Security Solutions

•
Net sales of $188.0 million, decreased 1.7% from the prior year period driven by a decline in RUCKUS Networks, partially offset by growth in DAS and Small Cell.

Access Network Solutions

•
Net sales of $316.8 million, decreased 16.3% from the prior year period driven by declines across all product lines.

Home Networks

•
Net sales of $495.7 million, decreased 1.1% from the prior year period primarily driven by declines in Video Solutions that were mostly offset by growth in Broadband Home Solutions.

Cash Flow and Balance Sheet

•
GAAP cash flow used in operations was $(14.6) million.
•
Non-GAAP adjusted free cash flow was $(24.1) million after adjusting operating cash flow for $27.4 million of additions to property, plant and equipment, $7.9 million of cash paid for restructuring costs and $10.0 million of cash paid for transaction, transformation and integration costs.
•
Ended the quarter with $314.7 million in cash and cash equivalents.
•
As of March 31, 2022, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $715.6 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1.03 billion.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss first quarter 2022 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned separation of the Home Networks business. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

Follow us on Twitter and LinkedIn and like us on Facebook.

Sign up for our press releases and blog posts.

Investor Contact:
Michael McCloskey, CommScope
+1 828-431-9874
Michael.McCloskey@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the Connectivity and Cable Solutions, Access Network Solutions, Networking, Intelligent Cellular and Security Solutions and Outdoor Wireless Networks segments. They do not include the results of the Home Networks segment. The Core segments and the Home Networks segment represent the business segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, risks related to the successful execution of CommScope NEXT; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers that we rely on, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; the potential separation of the Home Networks business or any other potential separation, divestiture or discontinuance of a business or product line, including uncertainty regarding the timing of the separation, achieving the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; possible future impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation as well as political and other risks, including the impact of wars, regional conflicts and terrorism; the potential impact of higher than normal inflation; our ability to comply with governmental anti-corruption laws and regulations and export and import controls and sanctions worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business including employees, sites, operations, customers, supply chain and the global economy; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2021 Annual Report on Form 10-K, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission.

Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Net sales	$2,228.6	$2,072.0
Cost of sales	1,592.3	1,399.8
Gross profit	636.3	672.2
Operating expenses:
Selling, general and administrative	286.0	292.7
Research and development	170.7	171.5
Amortization of purchased intangible assets	140.7	154.7
Restructuring costs, net	12.1	44.4
Total operating expenses	609.5	663.3
Operating income	26.8	8.9
Other income, net	—	1.0
Interest expense	(136.5)	(137.5)
Interest income	0.7	0.5
Loss before income taxes	(109.0)	(127.1)
Income tax (expense) benefit	(30.9)	29.5
Net loss	(139.9)	(97.6)
Series A convertible preferred stock dividends	(14.5)	(14.3)
Net loss attributable to common stockholders	$(154.4)	$(111.9)

Loss per share:
Basic	$(0.75)	$(0.55)
Diluted (a)	$(0.75)	$(0.55)
Weighted average shares outstanding:
Basic	205.4	201.7
Diluted (a)	205.4	201.7
(a) Calculation of diluted loss per share:
Net loss (basic and diluted)	$(154.4)	$(111.9)

Weighted average shares (basic)	205.4	201.7
Dilutive effect of equity-based awards	—	—
Denominator (diluted)	205.4	201.7

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
	Unaudited March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$314.7	$360.3
Accounts receivable, less allowance for doubtful accounts of $64.8 and $63.7, respectively	1,590.1	1,532.6
Inventories, net	1,507.5	1,435.8
Prepaid expenses and other current assets	231.1	251.0
Total current assets	3,643.4	3,579.7
Property, plant and equipment, net of accumulated depreciation of $806.0 and $787.4, respectively	646.1	656.3
Goodwill	5,220.5	5,231.7
Other intangible assets, net	2,884.4	3,027.3
Other noncurrent assets	724.9	764.5
Total assets	$13,119.3	$13,259.5
Liabilities and Stockholders' Deficit
Accounts payable	$1,272.6	$1,160.7
Accrued and other liabilities	917.3	989.8
Current portion of long-term debt	32.0	32.0
Total current liabilities	2,221.9	2,182.5
Long-term debt	9,476.3	9,478.5
Deferred income taxes	201.0	208.2
Other noncurrent liabilities	463.6	490.8
Total liabilities	12,362.8	12,360.0
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,070.7	1,056.1
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,070,666 and 1,056,144, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 207,052,122 and 204,567,294, respectively	2.2	2.2
Additional paid-in capital	2,542.8	2,540.7
Accumulated deficit	(2,355.2)	(2,215.3)
Accumulated other comprehensive loss	(215.6)	(206.4)
Treasury stock, at cost: 12,201,824 shares and 10,970,585 shares, respectively	(288.4)	(277.8)
Total stockholders' deficit	(314.2)	(156.6)
Total liabilities and stockholders' deficit	$13,119.3	$13,259.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended
	March 31,
	2022	2021
Operating Activities:
Net loss	$(139.9)	$(97.6)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	180.2	199.2
Equity-based compensation	16.5	23.5
Deferred income taxes	2.3	(53.4)
Changes in assets and liabilities:
Accounts receivable	(60.5)	(164.2)
Inventories	(73.7)	(10.7)
Prepaid expenses and other assets	29.6	4.1
Accounts payable and other liabilities	23.5	(23.9)
Other	7.4	(1.0)
Net cash used in operating activities	(14.6)	(124.0)
Investing Activities:
Additions to property, plant and equipment	(27.4)	(26.4)
Proceeds from sale of property, plant and equipment	—	1.0
Other	11.4	—
Net cash used in investing activities	(16.0)	(25.4)
Financing Activities:
Long-term debt repaid	(93.0)	(8.0)
Long-term debt proceeds	85.0	—
Dividends paid on Series A convertible preferred stock	—	(14.3)
Proceeds from the issuance of common shares under equity-based compensation plans	0.1	3.9
Tax withholding payments for vested equity-based compensation awards	(10.6)	(24.3)
Other	1.3	—
Net cash used in financing activities	(17.2)	(42.7)
Effect of exchange rate changes on cash and cash equivalents	2.2	(3.9)
Change in cash and cash equivalents	(45.6)	(196.0)
Cash and cash equivalents at beginning of period	360.3	521.9
Cash and cash equivalents at end of period	$314.7	$325.9

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended
	March 31,
	2022	2021
Net loss, as reported	$(139.9)	$(97.6)
Income tax expense (benefit), as reported	30.9	(29.5)
Interest income, as reported	(0.7)	(0.5)
Interest expense, as reported	136.5	137.5
Other income, as reported	—	(1.0)
Operating income, as reported	$26.8	$8.9
Adjustments:
Amortization of purchased intangible assets	140.7	154.7
Restructuring costs, net	12.1	44.4
Equity-based compensation	16.5	23.5
Transaction, transformation and integration costs	15.6	15.7
Acquisition accounting adjustments	2.0	3.3
Patent claims and litigation settlements	1.2	1.5
Reserve for Russian accounts receivable	5.4	—
Depreciation	33.0	37.7
Total adjustments to operating income	226.5	280.8
Non-GAAP adjusted EBITDA	$253.3	$289.7

Net loss, as reported	$(139.9)	$(97.6)
Adjustments:
Total pretax adjustments to adjusted EBITDA	193.5	243.1
Pretax amortization of debt issuance costs and OID (1)	6.4	6.8
Tax effects of adjustments and other tax items (2)	4.5	(64.0)
Non-GAAP adjusted net income	$64.4	$88.3
GAAP EPS, as reported (3)	$(0.75)	$(0.55)
Non-GAAP adjusted diluted EPS (4)	$0.26	$0.36

(1) Included in interest expense.

(2) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(3) For all periods presented, GAAP EPS was calculated using net loss attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(4) The Company’s definition of non-GAAP adjusted diluted EPS is non-GAAP adjusted net income, excluding the Series A convertible preferred stock dividend, divided by weighted average shares outstanding assuming the if-converted method, which reflects the conversion of the Series A convertible preferred stock.

Note: Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q1 2022	Q1 2021	YOY
United States	$1,347.1	$1,191.9	13.0%
Europe, Middle East and Africa	406.4	385.7	5.4
Asia Pacific	203.4	225.4	(9.8)
Caribbean and Latin America	162.3	192.1	(15.5)
Canada	109.4	76.9	42.3
Total net sales	$2,228.6	$2,072.0	7.6%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q1 2022	Q1 2021	YOY
Connectivity and Cable Solutions	$838.0	$676.9	23.8%
Outdoor Wireless Networks	390.1	324.2	20.3
Networking, Intelligent Cellular and Security Solutions	188.0	191.2	(1.7)
Access Network Solutions	316.8	378.7	(16.3)
Core net sales (1)	1,732.9	1,571.0	10.3
Home Networks	495.7	501.0	(1.1)
Total net sales	$2,228.6	$2,072.0	7.6%

Segment Adjusted EBITDA (2)
			% Change
	Q1 2022	Q1 2021	YOY
Connectivity and Cable Solutions	$98.6	$106.0	(7.0)%
Outdoor Wireless Networks	71.0	73.7	(3.7)
Networking, Intelligent Cellular and Security Solutions	(13.8)	(17.4)	(20.7)
Access Network Solutions	74.2	108.0	(31.3)
Core adjusted EBITDA (1)	230.0	270.3	(14.9)
Home Networks	23.3	19.4	20.1
Total segment adjusted EBITDA	$253.3	$289.7	(12.6)%

(1) “Core” financial measures reflect the results or otherwise pertain to the performance of the Connectivity and Cable Solutions, Outdoor Wireless Networks, Networking, Intelligent Cellular and Security Solutions and Access Network Solutions segments, in the aggregate. Core financial measures exclude the results of our Home Networks segment.

(2) See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

First Quarter 2022 Segment Adjusted EBITDA Reconciliation

	Connectivity and Cable Solutions	Outdoor Wireless Networks	Networking, Intelligent Cellular and Security Solutions	Access Network Solutions	Home Networks	Total
Operating income (loss), as reported	$37.3	$52.9	$(43.0)	$(6.6)	$(13.8)	$26.8
Amortization of purchased intangible assets	29.4	8.1	15.5	61.7	26.0	140.7
Restructuring costs, net	2.9	2.2	3.6	2.6	0.8	12.1
Equity-based compensation	4.0	1.9	3.6	4.2	2.9	16.5
Transaction, transformation and integration costs	4.4	1.8	1.2	5.5	2.6	15.6
Acquisition accounting adjustments	—	—	0.6	0.8	0.4	2.0
Patent claims and litigation settlements	1.6	—	—	—	(0.4)	1.2
Reserve for Russian accounts receivable	4.9	0.1	0.4	—	—	5.4
Depreciation	14.0	3.8	4.4	6.0	4.8	33.0
Segment adjusted EBITDA	$98.6	$71.0	$(13.8)	$74.2	$23.3	$253.3
Segment adjusted EBITDA % of sales	11.8%	18.2%	(7.3%)	23.4%	4.7%	11.4%

First Quarter 2021 Segment Adjusted EBITDA Reconciliation

	Connectivity and Cable Solutions	Outdoor Wireless Networks	Networking, Intelligent Cellular and Security Solutions	Access Network Solutions	Home Networks	Total
Operating income (loss), as reported	$26.1	$50.8	$(60.4)	$23.9	$(31.5)	$8.9
Amortization of purchased intangible assets	40.2	8.8	18.0	61.7	26.0	154.7
Restructuring costs, net	16.7	5.8	11.2	4.8	5.9	44.4
Equity-based compensation	5.7	2.5	5.1	6.3	3.9	23.5
Transaction, transformation and integration costs	4.2	1.9	1.4	2.2	6.0	15.7
Acquisition accounting adjustments	—	—	1.5	1.2	0.5	3.3
Patent claims and litigation settlements	—	—	0.3	—	1.2	1.5
Executive severance	—	—	—	—	—	—
Depreciation	13.0	3.9	5.5	7.8	7.5	37.7
Segment adjusted EBITDA	$106.0	$73.7	$(17.4)	$108.0	$19.4	$289.7
Segment adjusted EBITDA % of sales	15.7%	22.7%	(9.1%)	28.5%	3.9%	14.0%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Cash flow from operations	$(124.0)	$191.6	$67.1	$(12.4)	$(14.6)
Capital expenditures	(26.4)	(33.8)	(36.0)	(35.1)	(27.4)
Free cash flow	(150.4)	157.8	31.1	(47.5)	(42.0)
Transaction, transformation and integration costs	8.2	15.2	26.3	16.9	10.0
Restructuring costs, net	7.2	24.8	6.9	3.7	7.9
Adjusted free cash flow	$(135.0)	$197.8	$64.3	$(26.9)	$(24.1)

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Quarterly Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Gross profit, as reported	$672.2	$673.3	$653.0	$685.8	$636.3
Equity-based compensation	3.9	2.7	3.5	3.0	2.2
Acquisition accounting adjustments	3.3	3.0	2.8	2.4	2.0
Patent claims and litigation settlements	1.5	40.0	5.0	(14.8)	1.2
Adjusted gross profit	$680.9	$719.0	$664.3	$676.4	$647.1
Adjusted gross profit as % of sales	32.9%	32.9%	31.6%	30.4%	29.1%

GAAP to Non-GAAP Adjusted Operating Expense

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Selling, general and administrative, as reported	$292.7	$302.3	$314.3	$324.6	$286.0
Research and development, as reported	171.5	176.3	167.8	167.6	170.7
Operating expenses	$464.2	$478.6	$482.1	$492.2	$456.7
Equity-based compensation	19.6	13.7	17.5	15.6	14.3
Transaction, transformation and integration costs	15.7	21.0	26.2	27.6	11.8
Reserve for Russian accounts receivable	—	—	—	—	5.4
Adjusted operating expense	$428.9	$443.9	$438.4	$449.0	$425.2
Adjusted operating expense as % of sales	20.7%	20.3%	20.8%	20.2%	19.1%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
New Segment Information (1)
(Unaudited -- In millions)
Segment Net Sales
					Full Year	Full Year
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	2020
Cable and Connectivity Solutions	$676.9	$783.4	$787.6	$805.9	$3,053.9	$2,551.7
Outdoor Wireless Networks	324.2	360.1	357.5	375.3	1,417.1	1,250.4
Networking, Indoor Cellular & Security Solutions	191.2	223.7	207.1	239.9	861.9	847.1
Access Network Solutions	378.7	361.6	338.0	326.3	1,404.6	1,379.1
Home Networks	501.0	456.5	415.1	476.7	1,849.3	2,407.5
Total net sales	$2,072.0	$2,185.3	$2,105.3	$2,224.1	$8,586.7	$8,435.9

Segment Adjusted EBITDA (2)
					Full Year	Full Year
	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021	2020
Cable and Connectivity Solutions	$106.0	$124.5	$121.1	$97.3	$448.9	$447.6
Outdoor Wireless Networks	73.7	79.6	60.3	53.2	266.8	277.3
Networking, Indoor Cellular & Security Solutions	(17.4)	4.5	(8.6)	6.3	(15.3)	12.8
Access Network Solutions	108.0	84.5	101.8	96.8	391.1	346.3
Home Networks	19.4	14.6	(15.5)	7.0	25.5	131.3
Total segment adjusted EBITDA	$289.7	$307.7	$259.1	$260.6	$1,117.0	$1,215.2

(1) Represents our recasting of net sales and segment adjusted EBITDA to conform to our new segment reporting structure effective January 1, 2022.
(2) See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA - New Segments
(Unaudited -- In millions)

First Quarter 2021 Segment Adjusted EBITDA Reconciliation
	Connectivity and Cable Solutions	Outdoor Wireless Networks	Networking, Intelligent Cellular and Security Solutions	Access Network Solutions	Home Networks	Total
Operating income (loss)	$26.1	$50.8	$(60.4)	$23.9	$(31.5)	$8.9
Amortization of purchased intangible assets	40.2	8.8	18.0	61.7	26.0	154.7
Restructuring costs, net	16.7	5.8	11.2	4.8	5.9	44.4
Equity-based compensation	5.7	2.5	5.1	6.3	3.9	23.5
Transaction, transformation and integration costs	4.2	1.9	1.4	2.2	6.0	15.7
Acquisition accounting adjustments	—	—	1.5	1.2	0.5	3.3
Patent claims and litigation settlements	—	—	0.3	—	1.2	1.5
Depreciation	13.0	3.9	5.5	7.8	7.5	37.7
Segment adjusted EBITDA	$106.0	$73.7	$(17.4)	$108.0	$19.4	$289.7

Second Quarter 2021 Segment Adjusted EBITDA Reconciliation
	Connectivity and Cable Solutions	Outdoor Wireless Networks	Networking, Intelligent Cellular and Security Solutions	Access Network Solutions	Home Networks	Total
Operating income (loss)	$5.5	$63.4	$(21.7)	$(12.3)	$(53.4)	$(18.4)
Amortization of purchased intangible assets	40.2	8.3	18.0	61.7	26.0	154.2
Restructuring costs, net	57.4	0.5	(2.6)	1.8	1.9	58.9
Equity-based compensation	4.1	1.8	3.6	4.3	2.8	16.4
Transaction, transformation and integration costs	3.9	1.8	1.3	2.0	11.8	21.0
Acquisition accounting adjustments	—	—	1.3	1.2	0.5	3.0
Patent claims and litigation settlements	—	—	—	20.0	20.0	40.0
Depreciation	13.3	3.8	4.5	5.9	5.1	32.6
Segment adjusted EBITDA	$124.5	$79.6	$4.5	$84.5	$14.6	$307.7

Third Quarter 2021 Segment Adjusted EBITDA Reconciliation
	Connectivity and Cable Solutions	Outdoor Wireless Networks	Networking, Intelligent Cellular and Security Solutions	Access Network Solutions	Home Networks	Total
Operating income (loss)	$61.9	$42.9	$(38.8)	$23.4	$(68.4)	$21.0
Amortization of purchased intangible assets	39.1	8.2	18.0	61.7	26.0	153.0
Restructuring costs, net	(4.6)	0.4	(0.1)	1.0	0.2	(3.1)
Equity-based compensation	5.1	2.2	4.6	5.6	3.5	21.0
Transaction, transformation and integration costs	5.8	2.7	2.0	3.0	12.8	26.2
Acquisition accounting adjustments	—	—	1.0	1.2	0.5	2.8
Patent claims and litigation settlements	—	—	—	—	5.0	5.0
Depreciation	13.7	3.9	4.7	6.0	5.0	33.2
Segment adjusted EBITDA	$121.1	$60.3	$(8.6)	$101.8	$(15.5)	$259.1

Fourth Quarter 2021 Segment Adjusted EBITDA Reconciliation
	Connectivity and Cable Solutions	Outdoor Wireless Networks	Networking, Intelligent Cellular and Security Solutions	Access Network Solutions	Home Networks	Total
Operating income (loss)	$44.9	$40.2	$(22.6)	$36.2	$(61.5)	$37.1
Amortization of purchased intangible assets	37.2	8.2	18.0	61.7	26.0	151.0
Restructuring costs, net	(7.4)	(3.1)	(0.1)	1.7	0.6	(8.3)
Equity-based compensation	4.6	2.0	4.1	4.8	3.1	18.6
Asset impairments	—	—	—	—	13.7	13.7
Transaction, transformation and integration costs	4.5	2.1	1.5	2.3	17.2	27.6
Acquisition accounting adjustments	—	—	0.8	1.2	0.5	2.4
Patent claims and litigation settlements	—	—	—	(17.2)	2.3	(14.8)
Depreciation	13.6	3.9	4.6	6.0	5.1	33.2
Segment adjusted EBITDA	$97.3	$53.2	$6.3	$96.8	$7.0	$260.6

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Year Ended December 31, 2020 Segment Adjusted EBITDA Reconciliation

	Connectivity and Cable Solutions	Outdoor Wireless Networks	Networking, Intelligent Cellular and Security Solutions	Access Network Solutions	Home Networks	Total
Operating income (loss), as reported	$169.3	$179.3	$(136.7)	$11.6	$(275.4)	$(51.8)
Amortization of purchased intangible assets	161.6	45.8	72.2	247.0	103.9	630.5
Restructuring costs, net	25.9	15.7	8.0	8.8	30.0	88.4
Equity-based compensation	28.6	13.8	22.6	27.8	22.1	115.0
Asset impairments	—	—	—	—	206.7	206.7
Transaction, transformation and integration costs	7.9	4.2	2.5	4.1	6.2	24.9
Acquisition accounting adjustments	—	—	7.3	11.4	1.9	20.6
Patent claims and litigation settlements	(1.3)	—	15.0	3.0	(0.3)	16.3
Executive severance	1.7	1.2	0.8	1.5	1.2	6.3
Depreciation	54.0	17.2	21.0	31.1	35.1	158.3
Segment adjusted EBITDA	$447.6	$277.3	$12.8	$346.3	$131.3	$1,215.2

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures